UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2016

Assurant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31978	39-1126612
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Liberty Street, 41st Floor, New York, New York		10005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-859-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 14, 2016, Assurant, Inc. (the "Company") issued a news release announcing that the Company’s board of directors has authorized the repurchase of up to $600 million of its common stock, which supplements the Company’s existing authorization to repurchase common stock, of which approximately $153.3 million aggregate cost at purchase remained unused as of November 11, 2016. In addition, the news release announced the declaration of a quarterly dividend of $0.53 per share of common stock of the Company, an increase of $0.03 per share, payable on December 12, 2016 to holders of record as of the close of business on November 28, 2016. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News Release, dated November 14, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

November 14, 2016	By:	/s/ Bart R. Schwartz

Name: Bart R. Schwartz
Title: Executive Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release, dated November 14, 2016